UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2013

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Three Enterprise Drive

Shelton, Connecticut 06484

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 929-8810

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 16, 2013, TranSwitch Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a certain institutional investor (the “Buyer”) to sell an aggregate of approximately 9.8 million shares of its common stock to the Buyer for gross proceeds, before deducting fees and expenses, of approximately $2.5 million (the “Private Placement”). Each share of common stock will be sold at a purchase price of $0.255. In addition, the Buyer agreed to surrender the warrant to purchase common stock it holds in exchange for an additional 900,000 shares of the Company’s common stock. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with the Purchase Agreement, the Company and the Buyer entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company will provide certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws. The Company will be required to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) within 20 days of the closing date and use its reasonable best efforts to have such Registration Statement declared effective as soon as practicable, but in no event later than 60 days of the closing date of the Private Placement (90 days in the event the SEC reviews the Registration Statement). A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

In connection with the Purchase Agreement, the Company and Computershare Trust Company, N.A., as rights agent (“Computershare”), entered into an amendment (the “Rights Agreement Amendment”) to the Rights Agreement between the Company and Computershare dated October 3, 2011 (the “Rights Agreement”), to amend the definition of “Acquiring Person” to exclude the Buyer and its affiliates. Pursuant to the Rights Agreement Amendment, the Buyer will not be deemed to be an “Acquiring Person” and no distribution of Rights (as defined in the Rights Agreement) will occur as a result of the consummation of the transactions contemplated by the Purchase Agreement. A copy of the Rights Agreement Amendment is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

The foregoing descriptions of the Purchase Agreement, Registration Rights Agreement and the Rights Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.1, 4.1 and 4.2, respectively.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures related to the Private Placement set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 3.02. The shares of common stock to be sold and issued in connection with the Private Placement (collectively, the “Private Placement Securities”) will not be registered under the Securities Act at the time of sale and, therefore, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For this issuance, the Company will rely on the exemption from federal registration under Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of the Private Placement Securities, have and will not involve a public offering, as the Buyer is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act) and/or a “qualified institutional buyer” (as such term is defined in Rule 144A of the Securities Act), and no general solicitation has been involved in connection with the Private Placement.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by reference. The Rights Agreement Amendment is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Item 8.01	Other Events.

On August 19, 2013, the Company announced that it entered into the Private Placement. The Company’s press release announcing such transaction is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
4.1	Registration Rights Agreement dated August 16, 2013 by and between TranSwitch Corporation and the investor named therein.
4.2	Amendment to Rights Agreement dated August 16, 2013 between TranSwitch Corporation and Computershare Trust Company, N.A.
10.1	Securities Purchase Agreement dated August 16, 2013 by and among TranSwitch Corporation and the investor named therein.
99.1	Press Release of TranSwitch Corporation dated August 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TranSwitch Corporation

Date: August 20, 2013	By:	/s/ Robert Bosi
Name: Robert Bosi
Title: Chief Financial Officer